UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2004

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:   303-383-7500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On November 4, 2004, Affordable Residential Communities Inc. (“ARC”) issued a press release announcing the Company’s results of operations for the third quarter of 2004.  The press release is attached hereto as Exhibit 99.1.

The earnings release includes non-GAAP financial measures, including funds from operations available to common stockholders (FFO), real estate net segment income and FFO per share, and a reconciliation to net loss, net loss and net loss per share, the most directly comparable GAAP measures, respectively.

Management uses these non-GAAP financial measures because they provide meaningful information regarding the Company’s operating performance and facilitate management’s comparisons to the Company’s historical operating results.  The Company believes that these non-GAAP financial measures can also be useful to investors in facilitating comparisons to the Company’s historical operating results.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release issued by ARC on November 4, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         November 4, 2004

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/	John G. Sprengle

John G. Sprengle
Vice Chairman, President
and Co-Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release issued by ARC on November 4, 2004.